Exhibit 99.1
Contact: Mark Grescovich, President & CEO Peter J. Conner, CFO (509) 527-3636
News Release

Banner Corporation Announces Changes to
Annual Meeting of Shareholders to be Held on April 29, 2020

Walla Walla, WA – April 9, 2020 - Banner Corporation (NASDAQ GSM: BANR) (the "Company"), the parent company of Banner Bank and Islanders Bank, announced today a change of its 2020 annual meeting of shareholders. Due to the ongoing public health impact of the coronavirus (COVID-19) pandemic, and to support the health and well-being of the Company’s shareholders, employees, directors and community, the Company’s Board of Directors has voted to hold the annual meeting in a virtual meeting format. The annual shareholder meeting will be still be held on Wednesday, April 29, 2020, at 10:00 a.m., Pacific Time but shareholders can participate in the meeting only online at www.meetingcenter.io/244593408. Shareholders will not be able to attend the annual meeting in person.
Shareholders of record as of the close of business on March 2, 2020, the record date, can find additional details regarding participation in the annual meeting at www.bannerbank.com/proxymaterials and in the Company’s filings with the Securities and Exchange Commission ("SEC").  Shareholders of record who wish to vote and ask questions at the annual meeting will need to follow the instructions in the Company’s proxy supplement filed with the SEC and mailed to shareholders.

About the Company
Banner Corporation is a $12.6 billion bank holding company operating two commercial banks in four Western states through a network of branches offering a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.

This press release contains statements that the Company believes are “forward-looking statements.” These statements relate to the Company’s financial condition, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, and actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Factors that might cause such differences include, but are not limited to, those identified in our risk factors contained in Banner Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.  Such forward-looking statements speak only as of the date of this release. Banner Corporation expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the Company’s expectations of results or any change in events.